                                                                    Exhibit 10.5

                              SETTLEMENT AGREEMENT
                              --------------------



     This Settlement Agreement ("Agreement") is made and effective the 2nd day of February, 1996, by and among Lightbridge, Inc., f/k/a Credit Technologies, Inc., BEB, Inc., BEB Limited Partnership I, BEB Limited Partnership II, BEB Limited Partnership III, and BEB Limited Partnership IV, and all of their predecessors, successors and assigns (collectively, the "Plaintiffs"), Entrepreneurial, Inc., Entrepreneurial Limited Partnership VI (together with the Plaintiffs, the "Plaintiffs and Related Parties"), Torrence C. Harder ("Harder"), Brian E. Boyle and all of his representatives, assigns, heirs, executors and administrators and Boyle Corp. and all of its predecessors, successors and assigns (together, "Boyle" and, together with the Plaintiffs, Related Parties and Harder, the "Settlement Agreement Parties").


                              W I T N E S S E T H
                              - - - - - - - - - -


     WHEREAS, there is pending in the Middlesex Superior Court in the Commonwealth of Massachusetts a civil action in which the Plaintiffs and Brian
E. Boyle (together, the "Litigants") assert claims against each other entitled

Credit Technologies, Inc., BEB, Inc., BEB Limited Partnership I, BEB Limited
- ----------------------------------------------------------------------------
Partnership II, BEB Limited Partnership III, and BEB Limited Partnership IV v.
- ------------------------------------------------------------------------------
Brian E. Boyle, Civil Action No. 94-2983 (the "Civil Action"); and
- --------------

     WHEREAS, the Litigants entered into a letter agreement on December 28, 1995, as subsequently amended by a letter agreement between the Litigants dated January 19, 1996, to settle and forever dismiss the Civil Action; and

     WHEREAS, the Settlement Agreement Parties have also agreed to resolve all claims and disputes between them, including but in no way limited to any and all claims that were, or could have been, asserted in the Civil Action;

     NOW, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Settlement Agreement Parties agree as follows:

     1. The closing (the "Closing") of the transactions contemplated hereby shall occur at the offices of Foley, Hoag & Eliot at 5:00 p.m. on February 29, 1996, which time may be extended by the Plaintiffs and Related Parties to 5:00 p.m. on March 8, 1996 by providing Boyle with written notice of such extension prior to 5:00 p.m. on February 26, 1996, and which time may be further extended by mutual agreement among the Settlement Agreement Parties (such time, as it may be extended as set forth above, is hereinafter referred to as the "Termination Date") . Receipt of the requisite approval (the "Approval") by (i) the partners, as set forth in each of Exhibits A-1, B-1, C-1, D-1 and E-1, of BEB Limited Partnership I, BEB Limited Partnership II, BEB Limited Partnership III, BEB Limited Partnership IV and Entrepreneurial Limited Partnership VI of the amendments to the Limited Partnership Agreements and limited partnership certificates of such limited partnerships attached hereto as Exhibits A-1 and A-2,

Exhibits B-1 and B-2, Exhibits C-1 and C-2, Exhibits D-1 and D-2, and Exhibits E-1 and E-2, respectively, (ii) the parties to those certain Agreements Among Partners among Entrepreneurial, Inc., Torrence C. Harder, D. Quinn Mills, James
I. Cash and Brian E. Boyle, dated July 24, 1989 and January 31, 1991 and that certain Agreement Among Partners among Entrepreneurial, Inc., Torrence C. Harder, D. Quinn Mills, James I. Cash and Boyle Corp. dated December 2, 1993 of the amendments to such Agreements Among Partners attached hereto as Exhibit C-3, Exhibit D-3 and Exhibit E-3, respectively, and (iii) the parties to that certain Stock Restiction Agreement dated as of February 11, 1991, as amended on December 19, 1991 and June 9, 1993 by and among CTI (as hereinafter defined), Brian E. Boyle and certain other parties (the "Stock Restriction Agreement") of the termination (or amendment so as to have the effect of termination as to Boyle) of the Stock Restriction Agreement as it pertains to Brian E. Boyle, his successors and assigns, shall be the only conditions to the obligation of the Settlement Agreement Parties to consummate the transactions contemplated hereby at the Closing. At the Closing, the applicable parties shall execute and deliver the foregoing documents which are the subject of the Approval, together with such powers of attorney, signature pages or other similar evidence of due execution by the limited partners of the partnerships listed above. If the Approval is not received by the Termination Date, then the Settlement Agreement Parties shall have no obligation to consummate the transactions contemplated hereby, and all rights and obligations of the Settlement Agreement Parties hereunder shall terminate.

     2. At the Closing, counsel for the Litigants shall execute and deliver a Stipulation of Dismissal in the form attached hereto as Exhibit F. The fully executed Stipulation of Dismissal shall be filed, not later than the first business day following the date of the Closing, in the Middlesex Superior Court by counsel for the Plaintiffs. Prior to the Closing, Litigants shall cooperate to defer and extend until after the Termination Date any motions, discovery or hearings with respect to the Civil Action.

     3. At the Closing, the Settlement Agreement Parties, Pamela D.A. Reeve, William G. Brown, III, RentGrow, Inc., Trade Credit Corp., Dent-A-Med Northeast, Inc., GWA Information Systems, Inc. and Entrepreneurial Limited Partnership VII shall execute and deliver a Mutual General Release in the form attached hereto as Exhibit G (the "Mutual General Release").

     4.  At the Closing, BEB, Inc. shall issue and deliver to Boyle a promissory note in the principal amount of $169,050 in the form attached hereto as Exhibit H (the "Note").

     5. At the Closing, Boyle shall execute a stock power in blank sufficient to permit transfer of all of the common stock, par value $.01 per share, of BEB, Inc. held by Boyle, and shall deliver such stock power to BEB, Inc. together with the stock certificate(s) to which such stock power relates.

     6. At the Closing, Boyle shall execute an Assignment of Note in the form attached hereto as Exhibit I and deliver such Assignment of Note along with the Note to BEB Limited Partnership I.

     7. At the Closing, BEB Limited Partnership I shall deliver to Boyle the securities listed in Exhibit J hereto under the name of BEB Limited Partnership I, together with stock powers sufficient to permit transfer attached thereto.

     8. At the Closing, BEB Limited Partnership II shall deliver to Boyle the securities listed in Exhibit J hereto under the name of BEB Limited Partnership II, together with stock powers sufficient to permit transfer attached thereto.

     9. At the Closing, Boyle shall execute a stock power in blank sufficient to permit transfer of all of the common stock, par value $.01 per share, of Entrepreneurial, Inc. held by Boyle, and shall deliver such stock power to Entrepreneurial, Inc. together with the stock certificate(s) to which such stock power relates.

     10. At the Closing, Boyle shall execute and deliver resignations in the form attached hereto as Exhibit K, which shall effect the removal of Boyle from the boards of directors and all positions as officer or employee of certain corporations. Brian E. Boyle acknowledges that he has already been removed from the board of directors of Dent-A-Med Northeast, Inc. Brian E. Boyle will not seek legal recourse for any actions which were taken to effectuate his removal from the position of Chairman of Boyle Leasing Technologies, Inc. The Plaintiffs and Related Parties acknowledge that Boyle is not hereby removed from the Board of Directors of Boyle Leasing Technologies, Inc., and Boyle acknowledges that he is no longer Chairman of such corporation. The Settlement Agreement Parties hereby agree that Boyle holds no interests, as shareholder, optionholder, or otherwise, in Trade Credit Corp. and GWA Information Systems, Inc. The Settlement Agreement Parties hereby further acknowledge that Boyle holds no position, as director, officer, employee or other similar position in, Dent-A-Med Northeast, Inc., RentGrow, Inc., Trade Credit Corp. or GWA Information Systems, Inc.

     11. At the Closing, Brian E. Boyle and Boyle Corp. shall execute and deliver a resignation in the form attached hereto as Exhibit L which shall effect their withdrawal, as applicable, to the extent they have not already withdrawn, as a General Partner of BEB Limited Partnership II, BEB Limited Partnership III, BEB Limited Partnership IV and Entrepreneurial Limited Partnership VI.

     12. At the Closing, Boyle shall execute and deliver the Agreements of Assignment and Assumption relating to his interest in Entrepreneurial Limited Partnership VI in the form attached hereto as Exhibits M-1 and M-2 and such Agreements of Assignment and Assumption shall be submitted within twenty days after the Closing to Amherst College and Cornell University, respectively, for acceptance on or before December 31, 1996; provided, however, that nothing in this paragraph shall be construed to prevent Torrence C. Harder from recovering from Entrepreneurial Limited Partnership VI amounts previously contributed to the capital of Entrepreneurial Limited Partnership VI on behalf of Boyle; and provided, further, that failure by Amherst College or Cornell University to accepts its assignment shall result in such interest reverting back to the benefit of Entrepreneurial Limited Partnership VI and its partners at that time.

     13. Each Settlement Agreement Party warrants and represents to the other Settlement Agreement Parties that his or its execution, delivery and performance of this Settlement Agreement have been duly authorized and that the individual executing this Settlement Agreement on behalf of such Settlement Agreement Party is fully authorized to do so. BEB, Inc., Entrepreneurial, Inc. and Boyle Corp. shall each deliver at the Closing an officer's certificate certifying such due authorization and including (i) votes approving the Settlement Agreement and the transactions contemplated thereby, and (ii) in the case of BEB, Inc., and Entrepreneurial, Inc., copies of the agreements of limited partnership of BEB Limited Partnership I, BEB Limited Partnership II, BEB Limited Partnership III, BEB Limited Partnership IV and Entrepreneurial Limited Partnership VI and all amendments thereto.

     14. This Settlement Agreement and all the terms thereof are, and shall be treated as, confidential and shall not be disclosed or revealed at any time in whole or in part to any person or entity except that (i) any Settlement Agreement Party may disclose this Settlement Agreement or the terms thereof to any shareholder, officer, director or partner of any entity that signs this Settlement Agreement or the Mutual General Release, or to any individual who was deposed in any capacity in the Civil

Action; (ii) any Settlement Agreement Party may disclose this Settlement Agreement or the terms thereof under a lawful order of any court or governmental agency, or as otherwise specifically required by law, regulation or other controlling legal requirement; (iii) any Settlement Agreement Party may disclose this Settlement Agreement or the terms thereof to the extent necessary to enforce such terms; (iv) any Settlement Agreement Party may disclose this Settlement Agreement or the terms thereof to specific persons or entities with the prior written consent of the other Settlement Agreement Parties; (v) any Settlement Agreement Party may disclose this Settlement Agreement or the terms thereof in connection with and to the extent ordinarily called for in the preparation of financial statements (and may deliver such financial statements to any party to which it is legally or contractually bound to do so); and (vi) any Settlement Agreement Party may disclose this Settlement Agreement or the terms thereof as may be reasonably required in connection with a due diligence request relating to an initial public offering or financing. In any instance in which disclosure of this Settlement Agreement or any terms thereof is believed to be necessary in order to effect any of clauses (i) through (vi) above, or to be required under a lawful order of any court or governmental agency, or otherwise specifically required by law, regulation or other controlling legal requirement, the Settlement Agreement Party wishing to make such disclosure shall provide reasonable advance notice to each other Settlement Agreement Party of its intention to disclose in order to enable the other Settlement Agreement Parties, if they so desire, to seek to prevent such disclosure by appropriate legal means. Such notice need not be given to each individual entity or individual that is a member of any of the Settlement Agreement Parties, but will be sufficient if given by first class mail or overnight delivery service, postage or cost prepaid (as follows):

If to the Plaintiffs or Related Parties:
- ---------------------------------------

     Lightbridge, Inc.
     281 Winter Street
     Waltham, MA 02154
     Attention:  Chief Executive Officer

     BEB, Inc.
     281 Winter Street
     Waltham, MA 02154
     Attention:  Chief Executive Officer

     Entrepreneurial, Inc.
     281 Winter Street
     Waltham, MA 02154
     Attention:  Chief Executive Officer

     BEB Limited Partnership I
     281 Winter Street
     Waltham, MA 02154
     Attention:  General Partner

     BEB Limited Partnership II
     281 Winter Street
     Waltham, MA 02154
     Attention:  General Partner

     BEB Limited Partnership III
     281 Winter Street
     Waltham, MA 02154
     Attention:  General Partner

     BEB Limited Partnership IV

     281 Winter Street
     Waltham, MA 02154
     Attention:  General Partner

     Entrepreneurial Limited Partnership VI
     281 Winter Street
     Waltham, MA 02154
     Attention:  General Partner

With a copy to:     Foley, Hoag & Eliot
                    One Post Office Square
                    Boston, MA 02109
                    Attention:  John D. Patterson, Jr., Esq.

If to Boyle or Boyle Corp.:
- --------------------------

     Brian E. Boyle
     31 Hallett Hill Road
     Weston, MA 02193

With a copy to:     Hale and Dorr
                    60 State Street
                    Boston, MA 02109
                    Attention:  Thomas L. Barrette, Jr., Esq.

No Settlement Agreement Party shall be deemed to be in violation of this paragraph to the extent that he or it re-discloses information previously disclosed by any other Settlement Agreement Party pursuant to said paragraph.

          15. In connection with the execution of this Settlement Agreement and any attachments hereto, including without limitation the Mutual General Release, and in connection with the options sold by Boyle to the Plaintiffs as set forth in Section 18 hereof, Boyle specifically acknowledges that Lightbridge, Inc. is continuing to communicate with investment banks, investors, underwriters and advisors the result of which may be a private placement, or initial public offering, of equity securities of Lightbridge, Inc. at a price per share that may or may not exceed the exercise price of the options sold pursuant to the said letter agreement. Prior to December 28, 1995, Lightbridge, Inc. received and provided to Boyle a term sheet from Trident Capital, L.L.C. with respect to a private placement of equity securities and anticipates receiving other such term sheets from venture capital, corporate or individual investors or other sources of equity financing.

          16. From and after the Closing, Boyle on the one hand and the Plaintiffs, Entrepreneurial, Inc., Entrepreneurial Limited Partnership VI, Torrence C. Harder, Pamela D.A. Reeve, William G. Brown, III, RentGrow, Inc., Trade Credit Corp., Dent-A-Med Northeast, Inc. and GWA Information Systems, Inc. on the other hand hereby agree to indemnify each other and to hold each other harmless of and from any cost or liability because of any suit, proceeding, or litigation brought by Boyle or by the Plaintiffs, Entrepreneurial, Inc., Entrepreneurial Limited Partnership VI, Torrence C. Harder, RentGrow, Inc., Trade Credit Corp., Dent-A-Med Northeast, Inc. and GWA Information Systems, Inc. for, or based on, any claim released by the Mutual General Release. In the event of such suit, proceeding or litigation for, or based on, any claim released by the Mutual General Release, the prevailing party shall be entitled to recover from the other Settlement Agreement Party its reasonable attorney's fees and costs incurred in defending such suit, proceeding or litigation.

          17. The letter agreement of December 28, 1995 is merged into this Settlement Agreement, which, together with all transactions contemplated hereby and all agreements, instruments and other documents delivered herewith or at the Closing (collectively, the "Settlement Documents") constitute the complete and exclusive agreement among the Settlement Agreement Parties with respect to the subject matter thereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, between the Settlement Agreement Parties, with respect to such subject matter. No representation, promise, proposal, warranty, covenant, condition, inducement, statement of intention, or other statement or communication, express or implied, has been made by any Settlement Agreement Party with respect to such subject matter that has not been set forth in the Settlement Documents, and no Settlement Agreement Party shall be bound by any purported representation, promise, proposal, warranty, covenant, condition, inducement, statement of intention, or other statement or communication, express or implied, with respect to such subject matter that is not set forth in the Settlement Documents, and in entering into the Settlement Documents no Settlement Agreement Party is relying on any representation, promise, proposal, warranty, covenant, condition, inducement, statement of intention, or other statement or communication, express or implied, made by any other Settlement Agreement Party except as expressly set forth in the Settlement Documents.

          18. At the Closing, Brian E. Boyle shall sell the Options to the Plaintiffs other than BEB, Inc. in the denominations and otherwise as set forth in

Exhibits N-1 through N-15 hereto upon tender of payment by check in the amount of $51,000 in the aggregate, plus interest from January 19, 1996 through the Closing at 8% per annum.

          19. Lightbridge, Inc. hereby agrees that after the Closing and in the event that Brian E. Boyle first delivers to Lightbridge, Inc. an Affidavit of Lost, Stolen, Mutilated or Destroyed Certificate in form and substance reasonably satisfactory to Lightbridge, Inc., it shall, consistent with its by-laws, use its best efforts to issue a new stock certificate to Brian E. Boyle of like tenor and denomination.

          20. Except for those agreements entered into in connection with this Settlement Agreement, and except for the indemnification provisions set forth in the partnership agreements of the partnerships that are Settlement Agreement Parties and in the by-laws of Lightbridge, Inc. with respect to claims arising before the Closing, from and after the Closing all prior contracts, agreements, covenants, undertakings, promises, plans and understandings, whether oral or in writing, between Boyle and any other party to the Mutual General Release are hereby terminated with no further rights, duties, obligations or liabilities thereunder, including without limitation (i) the letter from Boyle to Pamela D.A. Reeve, dated December 16, 1993 and signed by Reeve as President and Chief Executive Officer of Credit Technologies, Inc. on December 12, 1993; (ii) the so-called "Amended and Restated Employment and Compensation Agreement" between Credit Technologies, Inc. ("CTI") and Brian E.

Boyle dated February 8, 1991; (iii) the Voting Agreement among Brian E. Boyle, Torrence C. Harder and CTI dated December 31, 1990 (the "Voting Agreement");
(iv) the Incentive and Nonqualified Stock Option and Confidentiality Agreement dated November 27, 1990 between CTI and Brian E. Boyle; and (v) any agreement with respect to BEB, Inc.; provided, that Boyle shall promptly return securities, if any, held pursuant to the Voting Agreement, which agreement shall be terminated with no further rights, duties, obligations or liabilities thereunder upon such return. All such contracts, agreements, covenants, undertakings, promises, plans and understandings that include parties other than the Settlement Agreement Parties, including without limitation x) the Stock Restriction Agreement as it pertains to Brian E. Boyle, his successors and assigns, shall be terminated (or amended so as to have the effect of termination as to Boyle) from and after the Closing and after agreement to so terminate among all such other parties that are required to so agree in order to effectuate such termination. The Settlement Agreement Parties covenant to execute at the Closing such agreements to terminate and further covenant to use their best efforts to obtain such agreements to terminate from other relevant parties, which further covenant shall continue after the Closing if such agreements are not obtained before the Closing. Upon termination of any such agreements, Lightbridge, Inc. shall deliver stock certificates without legends relating to agreements terminated as set forth above in substitution for certificates having such legends, which certificates shall be delivered by Brian
E. Boyle.  The Plaintiffs and Related Parties hereby agree that a)

BEB Limited Partnership I, BEB Limited Partnership II, BEB Limited Partnership III, BEB Limited Partnership IV and Entrepreneurial Limited Partnership VII shall provide annual audited financial statements relating to such entity to Brian E. Boyle so long as he is a partner in, or creditor of, such partnership and with respect to any year for which he was a partner or creditor for any part of the year, b) Lightbridge, Inc., Dent-A-Med, Inc., Dent-A-Med Northeast, Inc., GWA Information Systems, Inc., RentGrow, Inc. and Trade Credit Corp. shall provide annual audited financial statements and quarterly reports relating to such entities to Brian E. Boyle to the extent that such statements and reports are distributed to other stockholders or creditors generally and with respect to any particular corporation if he is and for so long as he shall remain a stockholder or ceditor of such corporation, and c) BEB, Inc. and Entrepreneurial, Inc. shall provide Brian E. Boyle with Forms K-1 and all other information relating to such entities necessary for him to prepare his federal and state income tax returns.

          21. Notwithstanding the generality of the foregoing, nothing herein shall be construed to have any effect on (i) Boyle's rights, if any, to indemnification from the Plaintiffs for any claims made against Boyle arising out of conduct prior to the execution of this Settlement Agreement; or (ii) any invoices from D. Quinn Mills to Boyle for services rendered as a mediator in the Civil Action, or on the obligations, if any, of Boyle to make any payment with respect to the same, or on Boyle's rights, if any, to object to or challenge any such invoices or any amounts claimed for such services.

          22. The business, professional, employment and investment activities of the Settlement Agreement Parties will be unrestricted by this Settlement Agreement, the Options, or any other agreement, understanding, expectation or commitment between the Settlement Agreement Parties, except for the limitations imposed by Paragraph 23 below. The conduct of the Settlement Agreement Parties hereto will continue to be subject to the laws of this Commonwealth.

          23. After the Closing, the Settlement Agreement Parties will return to each other all materials acquired from each other in the discovery process in the Civil Action, and will not at any time use, or cause or permit any other person to use, such materials or any of the information contained therein for any purpose. Counsel for the respective Settlement Agreement Parties will cause such materials to be delivered to opposing counsel (identified in paragraph 14 above) within ten (10) days of the Closing.

          24. The Settlement Agreement Parties state that they have been represented by counsel of their choice throughout the negotiation of this Settlement Agreement, that they fully discussed its terms and conditions with counsel, and that they fully understood its terms and conditions.




                                      -16

          25. This Settlement Agreement shall be binding upon and inure to the benefit of the Settlement Agreement Parties and their respective successors in interest, transferees, heirs and assigns.

          26. The Settlement Agreement Parties agree that the terms and conditions of this Settlement Agreement are valid and enforceable under the laws of the Commonwealth of Massachusetts and that the Settlement Agreement shall be governed by and construed in accordance with the substantive law of The Commonwealth of Massachusetts.

          27. This Settlement Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Settlement Agreement Parties have caused this Settlement Agreement to be executed by their duly authorized officers or agents as of the date set forth immediately below their respective signatures.

LIGHTBRIDGE, INC.                      BEB, INC.


By:  /s/ William G. Brown              By:  /s/ Torrence C. Harder
     --------------------------             --------------------------

Title: Chief Financial Officer         Title: President
       ------------------------               ------------------------

Date: February 1, 1996                 Date: 1 February 1996
      -------------------------              -------------------------

Witness: /s/ Georgia Diamond           Witness: /s/ Georgia E. Diamond
         ----------------------                 ----------------------

BEB LIMITED PARTNERSHIP I              BEB LIMITED PARTNERSHIP II

By:  BEB, Inc.                         By:  BEB, Inc.
Its:  General Partner                  Its:  General Partner


By:  /s/ Torrence C. Harder            By:  /s/ Torrence C. Harder
     --------------------------             --------------------------

Title: President                       Title: President
       ------------------------               ------------------------

Date: 1 February 96                    Date: 1 February 96
      -------------------------              -------------------------

Witness: /s/ Georgia E. Diamond        Witness: /s/ Georgia Diamond
         ----------------------                 ----------------------

BEB LIMITED PARTNERSHIP III            BEB LIMITED PARTNERSHIP IV

By:  BEB, Inc.                         By:  Entrepreneurial, Inc.
Its:  General Partner                  Its:  General Partner


By:  /s/ Torrence C. Harder            By:  /s/ Torrence C. Harder
     --------------------------             --------------------------

Title: President                       Title: President
       ------------------------               ------------------------

Date: 1 February 96                    Date: 1 February 96
      -------------------------              -------------------------

Witness: /s/ Georgia Diamond           Witness: /s/ Georgia Diamond
         ----------------------                 ----------------------

BRIAN E. BOYLE                         ENTREPRENEURIAL, INC.


By:  /s/ Brian Boyle                   By:  /s/ Torrence C. Harder
     --------------------------             --------------------------

Date: 2/3/96                           Title: President
      -------------------------               ------------------------

Witness: /s/ Polly Marmaduke           Date: 1 February 96
         ----------------------              -------------------------

                                       Witness: /s/ Georgia E. Diamond
                                                ----------------------

ENTREPRENEURIAL LIMITED         TORRENCE C. HARDER
PARTNERSHIP, VI

By:  Entrepreneurial, Inc.      /s/ Torrence C. Harder
                                ----------------------------------------
Its:  General Partner
                                Date: 1 February 96
                                      ----------------------------------

By:  /s/ Torrence C. Harder     Witness: /s/ Georgia Diamond
     --------------------------          -------------------------------

Title: President
       ------------------------

Date: 1 February 96
      -------------------------

Witness: /s/ Georgia Diamond
         ----------------------

BOYLE CORP.

By:  /s/ Brian Boyle
     --------------------------

Title: President
       ------------------------

Date: 2/3/96
      -------------------------

Witness: /s/ Polly Marmaduke
         ----------------------